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                                   EXHIBIT 21
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The subsidiaries of Arkla are:

       AER - Arkansas Gas Transit Company
            Subsidiaries:
                 Blue Jay Gas Company
                 Raven Gas Company
                 Seahawk Gas Company
       ALG Gas Supply Company
            Subsidiaries:
                 ALG Gas Supply Company of Arkansas
                 ALG Gas Supply Company of Kansas
                 ALG Gas Supply Company of Louisiana
                 ALG Gas Supply Company of Texas
       Allied Material Corporation
       Ark Exploration Company
       Arkansas Louisiana Finance Corporation
       Arkla Chemical Corporation
       Arkla Energy Marketing Company
       Arkla Energy Resources Company
       Arkla Finance Corporation
       Arkla Gathering Services Company
       Arkla Industries Inc.
       Arkla Intratex Transmission Company
       Arkla Products Company
       Entex Coal Company
       Entex Gas Marketing Company
       Entex Oil Company
       Entex Oil and Gas Company
       Industrial Gas Supply Corporation
       Intex, Inc.
       Louisiana Unit Gas Transmission Company
       Minneapolis Energy Center, Inc.
       Minnesota Intrastate Pipeline Company
       Mississippi River Transmission Corporation
            Subsidiary:
                 MRT Energy Marketing Company
       National Furnace Company
       Unit Gas Transmission Company
       United Gas, Inc.